Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS REPORTS

FIRST QUARTER 2009 RESULTS

Revenues of $123.5 million;

GAAP EPS of $0.37; Non-GAAP EPS of $0.41;

Increases Full Year 2009 Guidance.

ENGLEWOOD, COLO. (April 28, 2009) — CSG Systems International, Inc. (Nasdaq: CSGS), a leading provider of customer interaction management and billing solutions, today reported results for the quarter ended March 31, 2009.

Key Highlights:

•	Results for the quarter ended March 31, 2009 were as follows:

•	Total revenues were $123.5 million, an increase of nine percent when compared to $113.6 million for the same period in 2008.

•	GAAP operating income was $21.6 million, or 17.5% of total revenues, and non-GAAP operating income was $23.0 million, or 18.6% of total revenues.

•	GAAP earnings per diluted share (“EPS”) was $0.37 and non-GAAP EPS was $0.41.

•

CSG entered into a new agreement with Charter Communications, Inc. to expand the use of CSG solutions supporting Charter’s entire national video, high-speed data, and telephony footprint through December 31, 2014.

•	Cox Communications, CSG’s largest print services-only client, agreed to deploy SmartColorSM, CSG’s advanced color print solution, to enhance its monthly printed statements with high impact color.

•	Bret Griess, was promoted to Executive Vice President–Operations.

•	CSG repurchased $15 million of its previously outstanding convertible debt securities at a cost of $13.2 million (weighted-average price of approximately 88% of par).

•	CSG repurchased 250,000 shares of its common stock for $3.8 million (weighted-average price of $15.13 per share) under its stock repurchase program.

“We are quite pleased with our solid financial results for the start of 2009, as we increased adoption of our solutions, diversified into new verticals, and delivered new products to the marketplace,” said Peter Kalan, chief executive officer and president of CSG Systems. “We continue to increase our market share within the cable sector with planned conversions of over three million subscribers onto our Advanced Convergent Platform during the next 12 months. These important market share wins validate our product excellence, reliable service, and innovative solutions that earn our clients’ business on a daily basis.”

CGS Systems International, Inc.

April 28, 2009

Results of Operations

Revenues: Total revenues for the first quarter of 2009 were $123.5 million, a nine percent increase when compared to $113.6 million for the same period in 2008 and consistent with the fourth quarter of 2008 revenues of $123.6 million. The increase in year-over-year revenues relates primarily to the additional revenues generated from the DataProse and Quaero businesses CSG acquired over the past twelve months.

Operating Income: GAAP operating income for the first quarter of 2009 was $21.6 million, or 17.5% of total revenues, compared to $23.3 million, or 20.5% of total revenues, for the same period last year. Non-GAAP operating income for the first quarter of 2009 was $23.0 million, or 18.6% of total revenues. Non-GAAP operating income excludes $1.4 million of expenses related to CSG’s transition of its data center services from First Data Corporation to Infocrossing (“Data Center Transition Expenses”), which began in the first quarter of 2009.

The reconciliation of GAAP operating income to non-GAAP operating income for the indicated quarters then ended is as follows (in thousands, except percentages):

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008
	Amounts	% of revenues	Amounts	% of revenues
GAAP operating income	$21,579	17.5%	$23,257	20.5%
Data Center Transition Expenses	1,389	1.1%	—	—

Non-GAAP operating income	$22,968	18.6%	$23,257	20.5%

Earnings per Share: GAAP EPS for the first quarter of 2009 was $0.37, compared to $0.39 for the same period last year. Non-GAAP EPS for the first quarter of 2009 was $0.41, compared to non-GAAP EPS of $0.43 for the first quarter of 2008. The year-over-year decreases in both EPS measures are primarily due to the decrease in operating margin between periods as a result of the impact of the DataProse and Quaero acquisitions on CSG’s overall results of operations.

Non-GAAP EPS excludes the impact of the following items on a tax-affected, per diluted share basis: (i) Data Center Transition Expenses; (ii) amortization of the original issue discount (“OID”) for CSG’s convertible debt securities; and (iii) the gain on the repurchase of CSG’s convertible debt securities.

The reconciliation of GAAP EPS to non-GAAP EPS for the indicated quarters then ended is as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008
	Pretax Amount	Per Diluted Share Impact	Pretax Amount	Per Diluted Share Impact
GAAP results	$19,731	$0.37	$20,703	$0.39
Data Center Transition Expenses	1,389	0.03	—	—
Amortization of convertible debt securities OID	2,225	0.04	2,416	0.04
Gain on repurchase of convertible debt securities	(1,468)	(0.03)	—	—

Non-GAAP results	$21,877	$0.41	$23,119	$0.43

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April 28, 2009

Additional disclosures and reconciliations related to CSG’s use of non-GAAP measures are included in Exhibit 1 at the end of this press release.

Balance Sheet and Cash Flows

Balance Sheet: Certain key balance sheet items as of the end of the indicated quarters are as follows (in thousands):

	March 31, 2009	December 31, 2008	March 31, 2008
Cash, cash equivalents and short-term investments	$120,345	$141,217	$146,606
Net trade accounts receivable	130,210	120,278	124,586
Long-term debt:
Par value	$185,300	$200,300	$230,000
Unamortized OID	(20,568)	(24,512)	(35,695)

Net debt carrying amount	$164,732	$175,788	$194,305

The sequential decrease in cash and investments in the first quarter of 2009 relates primarily to the repurchase of CSG’s debt and equity securities, and capital expenditures during the quarter, summarized as follows:

•

CSG repurchased $15.0 million of its convertible debt at a cost of $13.2 million (weighted-average price of approximately 88% of par). These debt repurchases resulted in a gain of $1.5 million, or $0.03 per diluted share, for the first quarter of 2009. After these debt repurchases, the par value of CSG’s outstanding convertible debt balance as of March 31, 2009 is $185.3 million, down from $200.3 million as of December 31, 2008 and $230.0 million at issuance in 2004.

•	CSG repurchased 250,000 shares of its common stock for $3.8 million (a weighted-average price of $15.13 per share) under its stock repurchase program.

•

CSG spent $10.0 million on capital expenditures, which includes hardware and related infrastructure items required to setup and replicate the computing environment at the new Infocrossing data center location and investments in new color printer technologies.

The net trade accounts receivable of $130.2 million as of March 31, 2009, increased approximately $10 million from the previous quarter, with the increase primarily due to an $11 million client payment that was received after quarter-end on April 1, 2009. CSG’s days billed outstanding for the first quarter were 58 days, which has been consistent across the last several quarters.

Cash Flows: Certain key operating cash flow items for the indicated quarters then ended are as follows (in thousands):

	March 31, 2009	December 31, 2008	March 31, 2008
Cash Flows from Operating Activities:
Operations	$29,894	$24,558	$31,538
Changes in operating assets and liabilities	(13,881)	(5,599)	(10,686)

Net cash provided by operating activities	$16,013	$18,959	$20,852

Cash flows from operations for the first quarter of 2009 of $16.0 million were negatively impacted by the $11 million client payment that was received after quarter-end on April 1, 2009, as discussed above.

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April 28, 2009

Supplemental Data

The following information is provided to assist readers in further evaluating CSG’s financial performance (in thousands, except per share amounts):

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
Certain non-cash expenses:
Depreciation	$4,240	$0.08	$3,637	$0.07
Amortization of intangible assets (3)	2,758	0.05	4,763	0.09
Stock-based employee compensation	3,015	0.06	2,586	0.05

Total	$10,013	$0.19	$10,986	$0.21

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	These items represent the after-tax impact to net income on a per diluted share basis for the quarters ended March 31, 2009 and 2008 using CSG’s effective income tax rates of approximately 35% and 36%, and weighted-average diluted shares outstanding of 34.5 million and 34.6 million, respectively.

(3)	The decrease in amortization of intangible assets in the first quarter of 2009 as compared to the first quarter of 2008 is primarily due to the change in the life of the Comcast client contract intangible asset as a result of the extension of the contractual arrangement with Comcast effective July 1, 2008.

Total customer accounts processed on CSG’s systems as of March 31, 2009, were 45.4 million, as compared to 45.3 million customer accounts processed as of December 31, 2008.

Change in Accounting Principle - Impact on Convertible Debt Securities

Effective January 1, 2009, CSG changed the accounting for its convertible debt securities as a result of the adoption of a new accounting pronouncement (FASB Staff Position APB 14-1). Historically, CSG had recorded the entire par value of its convertible debt securities as long-term debt. The new accounting rule required CSG to refer back to the original issue date of June 2004 and record an OID equal to the amount attributable to the convertible equity feature of the securities. The corresponding value assigned to the OID was recorded as equity, net of income taxes. The OID is then required to be amortized to book interest expense subsequent to the issue date through the first put date option of CSG’s convertible debt securities, which is June 2011.

The new accounting rule must be applied retrospectively to all periods presented. As a result, the unaudited condensed consolidated financial statements for the first quarter of 2008 have been restated to reflect the adoption of this new accounting principle. Additional information on the impact of adopting this new accounting pronouncement was included in CSG’s most recent Form 10-K for the year ended December 31, 2008.

Change in Accounting Principle - Impact on Earnings Per Share Calculation

Effective January 1, 2009, CSG changed its earnings per share calculation as a result of the adoption of a new accounting pronouncement (FASB Staff Position EITF 03-6-1). Under the new accounting pronouncement, CSG’s unvested restricted stock awards (“RSAs”) that contain non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. Under SFAS 128, undistributed earnings must be allocated between each class of common stock and participating security prior to the calculation of basic and diluted earnings per share attributable to common stockholders.

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April 28, 2009

The new accounting rule must be applied retrospectively to all periods presented. As a result, the unaudited condensed consolidated statement of income for the first quarter of 2008 has been restated to reflect the adoption of this new accounting principle.

2009 Financial Guidance

A summary of CSG’s financial guidance for the full year 2009 is as follows. Overall, CSG’s current expectations are consistent with, or slightly better than, its previous financial guidance.

Revenues	$488 - $498 million
Non-GAAP EPS	$1.50 - $1.56
GAAP EPS	$1.04 - $1.08

Non-GAAP EPS shown above is a non-GAAP financial measure and is explained in greater detail and reconciled to the comparable GAAP measure in the attached Exhibit 1.

Conference Call

CSG will host a one-hour conference call on Tuesday, April 28, 2009, at 5 p.m. EDT, to discuss CSG’s first quarter results. The call will be carried live and archived on the Internet. A link to the conference call is available at www.csgsystems.com.

Additional Information

For additional information about CSG, please visit CSG’s web site at www.csgsystems.com. Additional information can be found in the Investor Relations section of the web site.

About CSG Systems International, Inc.

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s ability to implement new solutions, and migrate or convert clients to our solutions in a timely and effective manner; 5) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, macroeconomic conditions affecting the credit and equity markets generally, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 6) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 7) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic,

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April 28, 2009

operating and financial goals established for such acquisitions; 8) CSG’s continued ability to protect its intellectual property rights; and 9) CSG’s dependency on a variety of computing environments and communications networks, as well as risks inherent to transitioning data centers, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Kathleen Marvin, Director of Investor Relations

(303) 804-4941

E-mail: kathleen_marvin@csgsystems.com

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April 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands, except share and per share amounts)

	March 31, 2009	December 31, 2008
		(See Note)
ASSETS
Current assets:
Cash and cash equivalents	$84,430	$83,886
Short-term investments	35,915	57,331

Total cash, cash equivalents and short-term investments	120,345	141,217
Trade accounts receivable-
Billed, net of allowance of $2,831 and $2,999	130,210	120,278
Unbilled and other	10,436	9,210
Deferred income taxes	10,605	12,755
Other current assets	6,235	4,468

Total current assets	277,831	287,928
Property and equipment, net of depreciation of $83,156 and $80,854	50,622	42,594
Software, net of amortization of $37,091 and $36,385	10,943	9,835
Goodwill	105,297	103,971
Client contracts, net of amortization of $114,777 and $112,675	34,290	34,244
Other assets	5,694	6,199

Total assets	$484,677	$484,771

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Client deposits	$30,864	$28,629
Trade accounts payable	25,522	22,943
Accrued employee compensation	14,721	22,997
Deferred revenue	18,295	11,487
Income taxes payable	170	4,301
Other current liabilities	12,046	12,896

Total current liabilities	101,618	103,253

Non-current liabilities:
Long-term debt, net of unamortized original issue discount of $20,568 and $24,512	164,732	175,788
Deferred revenue	9,842	9,914
Income taxes payable	5,527	5,132
Deferred income taxes	24,611	20,338
Other non-current liabilities	5,426	5,659

Total non-current liabilities	210,138	216,831

Total liabilities	311,756	320,084

Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock, par value $.01 per share; 100,000,000 shares authorized; 35,111,103 shares and 34,720,191 shares outstanding	636	629
Additional paid-in capital	396,770	397,441
Treasury stock, at cost, 28,456,808 shares and 28,206,808 shares(6	(675,623)	(671,841)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	96	241
Unrecognized pension plan losses and prior service costs, net of tax	(919)	(919)
Accumulated earnings	451,961	439,136

Total stockholders’ equity	172,921	164,687

Total liabilities and stockholders’ equity	$484,677	$484,771

Note: Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles.

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April 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2009	March 31, 2008
		(See Note)
Revenues:
Processing and related services	$114,728	$104,169
Software, maintenance and services	8,818	9,427

Total revenues	123,546	113,596

Cost of revenues (exclusive of depreciation, shown separately below):
Processing and related services	58,865	53,137
Software, maintenance and services	6,402	5,215

Total cost of revenues	65,267	58,352
Other operating expenses:
Research and development	17,151	15,872
Selling, general and administrative	13,818	12,422
Data center transition expenses	1,389	—
Depreciation	4,240	3,637
Restructuring charges	102	56

Total operating expenses	101,967	90,339

Operating income	21,579	23,257

Other income (expense):
Interest expense	(1,573)	(1,731)
Amortization of original issue discount	(2,225)	(2,416)
Gain on repurchase of convertible debt securities	1,468	—
Interest and investment income, net	482	1,579
Other, net	—	14

Total other	(1,848)	(2,554)

Income before income taxes	19,731	20,703
Income tax provision	(6,906)	(7,375)

Net income	$12,825	$13,328

Net income attributed to common stock and participating security:
Common stock	$12,321	$12,771
Participating restricted stock	504	557

Total	$12,825	$13,328

Weighted-average shares outstanding - Basic
Common stock	33,070	33,084
Participating restricted stock	1,352	1,442

Total	34,422	34,526

Weighted-average shares outstanding - Diluted
Common stock	33,113	33,108
Participating restricted stock	1,352	1,442

Total	34,465	34,550

Earnings per share – Basic and Diluted:
Common stock	$0.37	$0.39
Participating restricted stock	$0.37	$0.39
Total	$0.37	$0.39

Note: Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles.

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April 28, 2009

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2009	March 31, 2008
		(See Note)
Cash flows from operating activities:
Net income	$12,825	$13,328
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	4,240	3,637
Amortization	2,963	4,981
Amortization of original issue discount	2,225	2,416
Gain on short-term investments and other	(192)	(62)
Gain on repurchase of convertible debt securities	(1,468)	—
Deferred income taxes	6,423	4,795
Excess tax benefit of stock-based compensation awards	(137)	(143)
Stock-based employee compensation	3,015	2,586
Changes in operating assets and liabilities:
Trade accounts and other receivables, net	(11,137)	(11,332)
Other current and non-current assets	(2,145)	(3,168)
Income taxes payable/receivable	(3,940)	3,133
Trade accounts payable and accrued liabilities	(3,149)	(1,039)
Deferred revenue	6,490	1,720

Net cash provided by operating activities	16,013	20,852

Cash flows from investing activities:
Purchases of property and equipment	(10,024)	(3,951)
Purchases of short-term investments	(2,937)	(5,818)
Proceeds from sale/maturity of short-term investments	24,400	9,150
Acquisition of businesses, net of cash acquired	(6,296)	(843)
Acquisition of and investments in client contracts	(1,489)	(1,465)

Net cash provided by (used in) investing activities	3,654	(2,927)

Cash flows from financing activities:
Proceeds from issuance of common stock	264	246
Repurchase of common stock	(6,047)	(1,281)
Payments on acquired equipment financing	(248)	—
Repurchase of convertible debt securities	(13,229)	—
Excess tax benefit of stock-based compensation awards	137	143

Net cash used in financing activities	(19,123)	(892)

Net increase in cash and cash equivalents	544	17,033
Cash and cash equivalents, beginning of period	83,886	123,416

Cash and cash equivalents, end of period	$84,430	$140,449

Supplemental disclosures of cash flow information:
Net cash paid during the period for -
Interest	$142	$96
Income taxes	4,328	(546)

Note: Effective January 1, 2009, CSG adopted FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, and FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities” on a retrospective basis. As a result, our prior year consolidated financial statements have been restated to reflect the adoption of these new accounting principles.

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April 28, 2009

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

Non-GAAP financial information is presented as CSG believes this disclosure provides investors and management with supplemental information to measure CSG’s financial and business performance, evaluate trends, and provide other measures of comparability between periods. In addition, CSG uses its non-GAAP financial information for certain internal financial planning and analyses, forecasting and budgeting purposes, and for certain management compensation incentives.

Non-GAAP financial information is not a measure of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. There are limitations with the use of non-GAAP financial measures since they are not based on any comprehensive set of accounting rules or principles. Additionally, the way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate non-GAAP financial measures.

CSG’s calculation of non-GAAP operating income begins with GAAP operating income and adds back the impact of CSG’s transition of its data center services from First Data Corporation to Infocrossing (“Data Center Transition Expenses”). Non-GAAP operating income as a percentage of total revenues (also referred to as “non-GAAP operating income margin”), is calculated by taking non-GAAP operating income and dividing it by total revenues for the respective period.

CSG’s calculation of non-GAAP earnings per share (“EPS”) begins with GAAP EPS and then excludes the following items on a tax-affected, per diluted share basis: (i) CSG’s Data Center Transition Expenses; (ii) amortization of the original issue discount (“OID”) for CSG’s convertible debt securities; and (iii) the gain on the repurchase of CSG’s convertible debt securities. CSG believes this presentation provides meaningful supplemental information regarding CSG’s performance, and these items are included in CSG’s determination of non-GAAP financial information for the following reasons:

•

The Data Center Transition Expenses and any gains on the repurchase of CSG’s convertible debt securities are unique and infrequent in occurrence for CSG, and therefore may not be reflective of CSG’s recurring core business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.

•

The amortization of the convertible debt securities OID is additional interest expense as a result of the adoption of a new accounting pronouncement effective January 1, 2009. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current interest expense with historical periods prior to the adoption of this new accounting pronouncement. In addition, the interest expense related to the amortization of the OID is a non-cash expense, and therefore the exclusion of this item allows investors to further evaluate the cash interest costs of CSG’s convertible debt securities for cash flow, liquidity, and debt service purposes.

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April 28, 2009

Reconciliation of Non-GAAP Financial Measures – Historical Results

The reconciliation of GAAP operating income to non-GAAP operating income for the indicated quarters then ended is as follows (in thousands, except percentages):

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008
	Amounts	% of revenues	Amounts	% of revenues
GAAP operating income	$21,579	17.5%	$23,257	20.5%
Data Center Transition Expenses (1)	1,389	1.1%	—	—

Non-GAAP operating income	$22,968	18.6%	$23,257	20.5%

The reconciliation of GAAP EPS to non-GAAP EPS for the indicated quarters then ended is as follows (in thousands, except per share amounts):

	Quarter Ended March 31, 2009		Quarter Ended March 31, 2008
	Pretax Amount (1)	Per Diluted Share Impact (2)	Pretax Amount (1)	Per Diluted Share Impact (2)
GAAP results	$19,731	$0.37	$20,703	$0.39
Data center transition expenses	1,389	0.03	—	—
Amortization of convertible debt securities OID	2,225	0.04	2,416	0.04
Gain on repurchase of convertible debt securities	(1,468)	(0.03)	—	—

Non-GAAP results	$21,877	$0.41	$23,119	$0.43

(1)	These items (on a pretax basis) are calculated in accordance with GAAP, and are reflected as part of results of operations in the accompanying Unaudited Condensed Consolidated Statements of Income.

(2)	These items represent the after-tax impact to net income on a per diluted share basis for the quarters ended March 31, 2009 and 2008 using CSG’s effective income tax rates of approximately 35% and 36%, and weighted-average diluted shares outstanding of 34.5 million and 34.6 million, respectively.

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April 28, 2009

Non-GAAP Financial Measures – 2009 Financial Guidance

The reconciliation of GAAP operating income margin to non-GAAP operating income margin as included in CSG’s 2009 full year financial guidance is as follows (in thousands, except percentages):

2009 Guidance
GAAP operating income margin	14.0%
Data Center Transition Expenses as a percentage of total revenues (3)	3.5%

Non-GAAP operating income margin (“mid-17% range”)	17.5%

The reconciliation of GAAP EPS and non-GAAP EPS as included in CSG’s 2009 full year financial guidance is as follows:

	2009 Guidance Range (7)
GAAP EPS	$1.04	$1.08
Data Center Transition Expenses (4)	0.32	0.34
Amortization of convertible debt securities OID (5)	0.17	0.17
Gain on repurchase of convertible debt securities (6)	(0.03)	(0.03)

Non-GAAP EPS	$1.50	$1.56

(3)	This represents the pretax impact of the estimated 2009 Data Center Transition Expenses of approximately $17 million to $18 million on CSG’s operating income margin.

(4)	This represents the after-tax impact of the estimated 2009 Data Center Transition Expenses of approximately $17 million to $18 million on a per diluted share basis.

(5)	This represents the after-tax impact of the estimated 2009 expense related to the amortization of the OID expense for CSG’s convertible debt securities of approximately $9 million on a per diluted share basis.

(6)	This represents the after-tax impact of the first quarter 2009 gain on the repurchase of convertible debt securities of $1.5 million on a per diluted share basis. At this time, CSG’s 2009 full year guidance assumes that there will be no additional debt repurchases.

(7)	The after-tax impact of these items is calculated using CSG’s estimated full year 2009 effective income tax rate of approximately 35%, and using the estimated weighted-average diluted shares outstanding of 34.5 million for 2009.